EXHIBIT 24.1

POWER OF ATTORNEY

Collegiate Funding of Delaware, L.L.C., a Delaware limited liability company (the “Company”), proposes to file with the United States Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 with respect to the issuance of securities by one or more trusts, to be established by the Company or its affiliates in connection with the securitization, from time to time, of a portion of the Company’s or its affiliates’ student loan portfolio.  Each of the undersigned hereby constitutes and appoints Stephen R. Etherington, as attorney for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, to sign and file the proposed Registration Statement and any and all amendments, post-effective amendments, supplements, prospectuses and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the Registration Statement, such securities or such registration, on behalf of itself, as originator of such trust and in its capacity as depositor on behalf of such trust, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of September 25, 2006.

/s/ Brad L. Conner

Brad L. Conner

/s/ Ken Bilyeu

Ken Bilyeu

/s/ Jeffrey H. Levine

Jeffrey H. Levine